Exhibit 10.3

Execution Version

ASSIGNMENT AGREEMENT

BY AND BETWEEN

SH FINANCE COMPANY, LLC,

As Assignor

and

TENEO FUND SPVi LLC,

As Assignee

Dated as of February 22, 2021

ASSIGNMENT AGREEMENT, (the “Agreement”), dated as of February 22, 2021, by and between SH Finance Company, LLC, a Delaware limited liability company (the “Assignor”), and Teneo Funds SPVi LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, Assignor is party to that certain Loan and Security Agreement by and between Assignor and Ermont, Inc., a Massachusetts nonprofit corporation (“Ermont”) dated June 1, 2018 (the “Loan Agreement”), and Assignor wishes to sell and assign and the Assignee wishes to purchase and assume the Assignor’s rights and claims under the Loan Agreement and the other Financing Agreements; Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.     ASSIGNMENT AND ASSUMPTION.

1.1            Assignment and Assumption. Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 1.2 hereof (the “Closing”), the Assignor shall irrevocably sell, transfer and assign, and Assignee shall purchase and assume, all of the Assignor’s rights, title, interest, claims and obligations under the Loan Agreement, the other Financing Agreements and the other Assigned Interests (as defined below), in exchange for a payment of the Purchase Price plus Accrued Interest (as each is defined herein) from the Assignee to the Assignor as set forth herein. Such sale and assignment is without recourse to the Assignor except as expressly provided in this Agreement, and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

1.2            Closing. The closing of the transactions contemplated by this Agreement shall take place remotely, on the date hereof or such other date as mutually agreed to by the parties (the “Closing Date”). On and as of the Closing Date, (i) the Assignor shall irrevocably sell, transfer and assign to the Assignee all of Assignor’s right, title, interests and claims under and to, and all rights, powers and remedies of any kind, nature or description under or in connection with the Loan Agreement and the other Financing Agreements including, but not limited to, all rights in any Collateral granted by the Borrower that is security for the Obligations, and (ii) the Assignor shall, and shall cause its affiliates, including, without limitation, Commonwealth Alternative Care, Inc., to irrevocably sell, transfer and assign to the Assignee all of Assignor’s and its Affiliates’ right, title, interests and claims in any accounts receivable owed by Ermont (the “A/R”); provided that Assignor’s obligations to assign or cause the assignment of the A/R under this clause (ii) is limited, in all cases, to what Assignor is permitted to do under applicable law and any documents related to the A/R and without obtaining the consent of any third party (the foregoing clauses (i) and (ii), subject to the conditions set forth therein, are collectively referred to herein as the “Assigned Interests”), and in exchange, the Assignee shall pay to the Assignor the Purchase Price as set forth below by wire transfer of immediately available funds to an account or accounts designated in writing by the Assignor to the Assignee on or before the Closing Date (the “Wire”). Assignee accepts the assignment of the Assigned Interests on the terms and conditions set forth herein.

1.3            Closing Date Deliverables.

(a)            In addition, the Assignor shall deliver on or before the Closing Date the following to the Assignee, all of which shall be in form and substance reasonably satisfactory to Assignee:

(i)            if necessary in addition to this Agreement, any assignment agreements or other instruments of transfer or conveyance reasonably requested by the Assignee assigning the Assigned Interests;

(ii)           a certificate executed by the sole member of the Assignor certifying (x) the resolutions duly adopted by the sole member of the Assignor authorizing and approving the execution, delivery and performance of this Agreement and (y) that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date, the form of which is attached hereto as Exhibit A;

(iii)          a certificate of good standing for the Assignor from the Secretary of State of the State of Delaware as of a date no more than thirty (30) days prior to the Closing Date;

(iv)         solely to the extent available, original versions of the Loan Agreement and all Financing Agreements set forth on Annex II hereto, or if such original versions cannot be located, a Lost Instrument Affidavit with respect thereto;

(v)           UCC-3 assignment in the form attached hereto as Exhibit B and such other assignment agreements and/or instruments as are necessary to effectuate the assignment of Collateral or any of the Financing Agreements from Assignor to Assignee;

(vi)          a signed original letter from Assignor to Ermont in the form attached hereto as Exhibit C, which shall advise Ermont that the Obligations will be assigned to Assignee (the “Good-Bye Letter”) in accordance with the requirements of Section 12.3 of the Loan Agreement;

(vii)         a bill of sale selling, assigning, transferring and conveying to the Assignee all rights, title and interest of the Assignor in, to and under the Assigned Interests, all on the terms and conditions set forth in this Agreement; and

(viii)        At request of the Assignee, and provided that Assignor is listed as a loss payee or insured, the Assignor will reasonably cooperate with the Assignee in executing requests to each hazard, liability, or casualty insurer issuing a policy of insurance to the Borrower, requesting an endorsement of its policy of insurance effective as of the date hereof adding the Assignee and deleting the Assignor as the loss payee or insured, as the case may be.

(b)            The Assignee shall deliver at the Closing the following to the Assignor, all of which shall be in form and substance reasonably satisfactory to the Assignor:

(i)            a certificate executed by the manager of the Assignee certifying that all of its representations and warranties contained in this Agreement are true and correct as of the Closing Date, the form of which is attached hereto as Exhibit D;

(ii)           a certificate executed by the manager of the Assignee certifying (x) the resolutions duly adopted by the manager of Assignee authorizing and approving the execution, delivery and performance of this Agreement and (y) that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date, the form of which is attached hereto as Exhibit D;

(iii)          a certificate of good standing for Assignee from the Secretary of State of the State of Delaware as of a date no more than thirty (30) days prior to the Closing Date; and

(iv)          evidence reasonably satisfactory to Assignor that Assignee has irrevocably instructed its financial institution to initiate the Wire on the Closing Date.

1.4            Payment of Purchase Price. The “Purchase Price” for the Assigned Interests assigned hereunder shall be payable in cash as follows:

(a)            Closing Payment. On the Closing Date, Assignee shall pay One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to Assignor.

(b)            [***]

1.5            Security.

(a)            To secure the full and punctual payment of the Purchase Price and Assignee’s indemnification obligations hereunder, the Assignee hereby grants the Assignor a continuing security interest in all of the Assignor’s right, title and interest in, to and under (i) the Liquidation Proceeds; (ii) any payment or repayment of the obligations outstanding under the Loan Agreement; and (iii) the proceeds and products of subsections (i) and (ii) hereof to secure prompt payment and performance of the Purchase Price (collectively, the “Liquidation Collateral”). This Agreement constitutes a security agreement under the uniform Commercial Code in any applicable jurisdiction and Assignor is entitled to all of the rights and remedies of a secured party thereunder. Furthermore, the Assignee shall not, without obtaining the prior written consent of the Assignor, further pledge, assign or grant any security interest in any of the Liquidation Collateral, or permit any encumbrance to attach thereto or to be made thereon. The Assignee shall maintain the security interest created by this Section 1.5 as a first priority perfected security interest and will defend the right, title and interest of the Assignor in and to the Liquidation Collateral against the claims and demands of all other persons whomsoever. The security interest created hereby shall remain in full force and effect until payment in full of the Purchase Price and any Accrued Interest. Upon payment in full of the Purchase Price and any Accrued Interest, if any, this security interest shall terminate and the Assignor agrees to execute and deliver to Assignee or its designee such instruments and documents as may be reasonably requested by the Assignee to evidence such termination, and hereby authorizes the Assignee or its designee to take such actions as may be necessary to file or record such instruments or documents evidencing termination of the security interest in the appropriate public records. In the event Assignee obtains any third party secured financing, Assignor shall reasonably consider subordinating the security interest in the Liquidation Collateral created herby to the security interest of any such third party financing source, but is under no obligation to do so. Assignee acknowledges and agrees that it shall be obligated to repay any such third party financing with its own funds, and any such indebtedness shall not be taken into account for purposes of calculating the Purchase Price payable to Assignor pursuant to Section 1.4.

(b)            The Assignee authorizes the Assignor to file any financing statement or statements required by Assignor to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Liquidation Collateral. The Assignee agrees that at any time and from time to time, at the expense of the Assignee, the Assignee will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Assignor may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Assignor to exercise and enforce its rights and remedies hereunder.

1.6            As of the Closing Date, (a) the Assignee shall be a party to the Loan Agreement, and have the rights and obligations of a Lender thereunder and under the other Financing Agreements; and (b) Assignor shall relinquish its rights and shall be released from its obligations under the Loan Agreement and the other Financing Agreements.

ARTICLE 2.     REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

The Assignor represents and warrants to the Assignee as follows:

2.1            Organization; Authority; Enforceability. The Assignor is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Assignor has all requisite power and authority to enter into this Agreement and to consummate, or cause to be consummated, the transactions contemplated hereby. The execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and constitutes valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution of this Agreement and the performance of the Assignor of its obligations hereunder will not conflict with or be a breach of any material provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Assignor is subject; and the Assignor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance of this Agreement; provided however, that in each case, the Assignor makes no representation or warranty with respect to any conflicts with any regulations from the Massachusetts Department of Public Health or Cannabis Control Commission or any consent, approval or authorization, that may be required by the Massachusetts Department of Public Health or Cannabis Control Commission.

2.2            Loan Balance. Assignor represents and warrants that the amount set forth as the assigned amount of Obligations on Annex I represents the amount owed by Ermont to Assignor with respect to the Obligations, as reflected on Assignor's books and records as of the Closing Date. For the avoidance of doubt, Assignor hereby assigns all of its Obligations under the Loan Agreement to Assignee.

2.3            Collateral. Assignor represents and warrants that no Collateral is in the possession or control of Assignor or any agent or bailee thereof.

2.4            Financing Agreements and Related Documents. Assignor further represents and warrants that to its knowledge after due inquiry: (i) Annex II attached hereto sets forth a list of each material Financing Agreement, true, correct and complete copies of which have been provided to Assignee; and (ii) as of the Closing Date, there have been no amendments, modifications, forbearances, supplements or consents, whether in writing, orally or otherwise to the Financing Agreements or Loan Agreement except as otherwise provided to Assignee. Within three (3) Business Days of the Closing Date, Assignor will have exercised commercially reasonable efforts to provide to Assignee true, correct and complete copies of all agreements, documents, correspondence and all other materials or information pertaining to the Obligations, the Financing Agreements, and the transactions contemplated hereby or thereby that is in the possession of Assignor pursuant to Section 4.9 hereunder.

2.5            Litigation. There is no pending or, to the best of Assignor’s knowledge, threatened claims or litigation against the Assignor, which prohibits the Assignor from selling, transferring or assigning its rights in the Acquired Interests as set forth herein.

2.6            Assigned Interests. The Assignor is the legal and beneficial owner of the Assigned Interests, and the Assigned Interests are assigned, transferred and sold free and clear of any lien, encumbrance or other adverse claim of any kind or nature.

Except as set forth in this Article 2, the Assignor makes no representation or warranty and assumes no responsibility with respect to (a) any statements, representations or warranties made in or in connection with the Assigned Interests or any other agreement related thereto, (b) the execution (other than with respect to Assignor), validity, legality, enforceability, sufficiency, genuineness or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, Assigned Interests or any other instrument or document furnished pursuant thereto, other than this Agreement as provided in this Article 2, or any collateral thereunder, (c) the performance or observance by the Borrower (as defined in the Loan Agreement), any of its subsidiaries or affiliates or any other person of any of their respective obligations under the Assigned Interests or any other instrument or document furnished pursuant thereto or (d) the financial condition of the Borrower, any of its subsidiaries or affiliates or any other person obligated in respect of the Loan Agreement.

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF ASSIGNEE.

The Assignee hereby represents and warrants to the Assignor as follows:

3.1            Organization; Authority; Enforceability. The Assignee is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Assignee. This Agreement has been duly executed and delivered by the Assignee and constitutes valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2            No Violation; Consents and Approvals. The execution and delivery by the Assignee of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not (a) conflict with, or result in any violation of or default under, any provision of the organizational documents of the Assignee, (b) violate any judgment, order, injunction or decree or statute, law, ordinance, rule or regulation applicable to the Assignee or the property or assets of the Assignee or (c)  give rise to any right of termination, cancellation or acceleration under, or conflict with, or result in any violation of or default under any note, bond, mortgage, indenture, license, agreement, capital lease or other instrument or obligation to which the Assignee is a party or by which the Assignee or its assets may be bound, which conflict, violation or default would prevent the Assignee from consummating the transaction.

3.3            The Assignee (a) shall be bound by the provisions of the Loan Agreement as Lender thereunder and shall have the obligations of Lender thereunder, from and after the Closing Date, (b) is sophisticated regarding decisions to purchase assets such as those represented by interests purchased hereunder and either it, or the person exercising discretion in making its decision to purchase the interests assigned hereunder, is experienced in acquiring assets of such type, and (c) has received a copy of the Loan Agreement and the other documents related thereto set forth on Annex II hereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the interests hereunder and, on the basis of such documents and information and the representations of Assignor in Article II hereof, it has made such analysis and decision independently and without reliance on the Assignor (other than to the extent set forth in this Agreement).

3.4            The Assignee agrees that (a) it will, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking action under the Loan Agreement, independently and without reliance on the Assignor (other than to the extent set forth in this Agreement),, and (b) it will perform in accordance with their terms all of the obligations that are required to be performed by it as Lender under the Loan Agreement.

ARTICLE 4.     POST-CLOSING COVENANTS.

4.1            [Reserved.]

4.2            Non-Solicitation. The Assignee agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, induce or attempt to induce any employee or consultant of the Assignor to discontinue providing services to Assignor for a period of twelve (12) months from Closing.

4.3            Taxes.  The Assignor will be responsible for the preparation and filing of all tax returns of the Assignor for all tax periods prior to the Closing and will be responsible for and shall promptly pay prior to delinquency all taxes due or levied with respect to the Loan Agreement and the other Financing Agreements on or prior to the Closing Date (the “Pre-Closing Taxes”).

4.4            Confidential Information. Each Party receiving Confidential Information (the “Receiving Party”) agrees (i) to observe complete confidentiality with respect to all Confidential Information; (ii) not to disclose, or permit any access to, the Confidential Information (or any portion thereof), except to or by any representative of such Receiving Party having a need to know such Confidential Information for purposes of performing such Receiving Party’s obligations or enforcing the Disclosing Party’s obligations under this Agreement, without prior written permission of the Party disclosing such Confidential Information (the “Disclosing Party”), and (iii) not to use the Confidential Information except as required to perform such Receiving Party’s obligations or to enforce the Disclosing Party’s obligations under this Agreement. Notwithstanding the foregoing, if the Receiving Party is required to disclose the Confidential Information pursuant to law or governmental or judicial process, it may do so provided that (a) to the extent legally permitted, it first provides prompt written notice to the Disclosing Party in order that the Disclosing Party may have every opportunity to intercede in such process, contest such disclosure or obtain special treatment under an appropriate protective order, (b) the Receiving Party provides reasonable assistance to Disclosing Party in its efforts pursuant to subclause (a) above, and (c) the Receiving Party’s disclosure of the Confidential Information pursuant to this sentence is limited to information specifically required, in both content and manner, by such law or governmental or judicial process. In addition, notwithstanding anything to the contrary herein, Assignee may use and disclose Confidential Information as reasonably necessary in connection with (i) any litigation or other adversary proceeding involving claims related to the rights or duties of the parties under the Loan Agreement or the other Financing Agreements; and (ii) the exercise of any secured creditor remedy, including without limitation, any foreclosure, receivership, or secured party sale, under the Loan Agreement or under any other Financing Agreement’ provided, however, that prior to such use of the Confidential Information, Assignee provides as much prior written notice to Assignor as is possible under the then-existing circumstances. Assignee shall be entitled to seek appropriate protective orders or other protection in connection therewith, but after the requisite notice is provided, Assignee may use the Confidential Information as provided for herein until Assignor receives a protective order or other protection. For purposes of this Section, “Confidential Information” means all information concerning Ermont under the Loan Agreement, provided that Confidential Information shall not include: (i) such information that at the time of disclosure has been generally known to the public through no fault of Assignor or its representatives or after disclosure becomes generally known to the public through no fault of Assignee, Assignor or their representatives, (ii) such information that as shown by written records was prior to disclosure in possession of the Receiving Party on a non-confidential basis, (iii) such information that is rightfully received by the Receiving Party on a non-confidential basis from third parties who were entitled to receive and transfer such Confidential Information, or (iv) information as to which counsel advises that disclosure is compelled under applicable Law. For the avoidance of doubt, this Agreement and its terms (including the pendency of the potential transaction) shall constitute Confidential Information.

4.5            Assignee’s Good Faith Obligations. Assignee agrees to act in good faith, will refrain from taking any action deliberately intended to diminish the value of the Liquidation Proceeds, and will act in a commercially reasonable manner to maximize the Liquidation Proceeds; provided, however, that nothing herein will be construed to require the operations of the Assignee to be conducted in any particular manner after the Closing or prevent or otherwise restrict the Assignee from conducting its operations in a commercially reasonable manner or fulfilling its fiduciary obligations to its equity holders.

4.6            Audit Rights. Upon reasonable prior written notice from the Assignor, the Assignor may, at its own expense and not more frequently than twice per calendar year examine or cause to be examined by an agent of the Assignor, the books of account of the Assignee solely to the extent they relate to the calculation of payments of the Purchase Price to the Assignor hereunder.  If, as a result of such an audit, it is determined that there has been an underpayment of amounts due to the Assignor hereunder, the Assignee shall immediately pay to the Assignor an amount equal to the resulting underpayment.  If the resulting underpayment is greater than three percent (3%) of the correct amount due hereunder, the Assignee shall immediately reimburse the Assignor for the cost of the audit.

4.7            Assignor and Assignee each hereby agree to execute such other instruments as any other party hereto may reasonably request in connection with the delivery of any notices or other additional instruments which are necessary to evidence the assignment and assumption contemplated hereby, including the execution and/or delivery by Assignor to Assignee of UCC-3 assignments and such other assignment agreements and/or instruments as are necessary to effectuate the assignment of Collateral and the Financing Agreements from Assignor to Assignee. Any such actions by Assignor after the date hereof shall be at the sole cost and expense of Assignee. On the date hereof, Assignor hereby authorizes Assignee or its designee to file or record the Uniform Commercial Code financing statements or amendments, as applicable, attached hereto as Exhibit B in order to reflect the assignment of record to Assignee of the Loan Agreement, the other Financing Agreements and the Assigned Interests.

4.8            Assignment of Management Agreement. Reference is made to that certain Services Agreement by and between Ermont and Zolly, LLC, dated as of December 20, 2015 (the “Services Agreement”), which was later assigned from Zolly, LLC to Cultivo LLC on May 31, 2018 . If Assignee notifies Assignor within sixty (60) business day of the Closing Date that Assignee elects to assume the Services Agreement through an acquisition of Cultivo, both the Assignor and the Assignee shall take all actions required to effect a transfer or assignment to the Assignee of the equity interests in Cultivo for no additional consideration and on an as-is where-is basis.

4.9            Loan File. Within three (3) Business Days of the Closing Date, Assignor will provide to Assignee true, correct and complete copies of all agreements, and shall have taken commercially reasonable efforts to identify and deliver to Assignee, all other documents, correspondence and all other materials or information, pertaining to the Obligations, the Financing Agreements, and the transactions contemplated hereby or thereby that is in the possession of Assignor.

ARTICLE 5.     INDEMNIFICATION

5.1            Indemnification by Assignor. The Assignor shall indemnify and hold harmless Assignee and its Affiliates and their respective directors, officers, employees, Affiliates and other persons who control or are controlled by Assignee or any of its Affiliates, and their respective agents and other representatives (collectively, the “Assignee Indemnified Parties”), from and against any and all loss, liability, damages, claim or expenses (including, without limitation, legal fees) paid, sustained or incurred by any of the foregoing Assignee Indemnified Parties that are based on or arise or result from any gross negligence or intentional misconduct of the Assignor in connection with the transactions contemplated by this Agreement.

5.2            Indemnification by Assignee. Assignee shall indemnify and hold harmless the Assignor and its Affiliates and their respective directors, officers, employees, Affiliates and any other persons who control or are controlled by Assignor or any of its Affiliates, and their respective agents and other representatives (collectively, the “Assignor Indemnified Parties”), from and against any and all loss, liability, damages, claim or expenses (including, without limitation, legal fees) paid, sustained or incurred by any of the Assignor Indemnified Parties that are based on or arise or result from:

(a)            any breach of, or inaccuracy in, any of the representations or warranties of the Assignee set forth in this Agreement; or

(b)            any breach of, or failure to perform or comply with, any covenant or other agreement of the Assignee set forth in this Agreement.

5.3            Notices; Right of Parties to Defend. Promptly after the assertion of any claim that may give rise to a claim for indemnification from an indemnifying party (“Indemnifying Party”) under this Article 5, an indemnified party (“Indemnified Party”) shall notify the Indemnifying Party in writing of such claim.

5.4            Additional Limitations. Neither the Assignor nor any of its affiliates shall have any liability for any inaccuracy in or breach of any representation or warranty contained herein if the Assignee or any of its managers (including the ultimate individuals who control any manager), officers, employees, attorneys or other representatives or advisors had actual knowledge on or before the Closing Date that such representation or warranty was inaccurate or breached.

ARTICLE 6.     MISCELLANEOUS.

6.1            DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ASSIGNMENT OF THE ASSIGNED INTERESTS IS PROVIDED “AS-IS” AND THE ASSIGNOR AND ITS AFFILIATES MAKE (AND HEREBY EXPRESSLY DISCLAIM) ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. THE ASSIGNEE IS AWARE OF THE PROHIBITION ON ASSIGNMENT IN THE SUPPLY AGREEMENT RELATED TO THE A/R ERMONT OWES TO Commonwealth Alternative Care, Inc. AND ACKNOWLEDGES THAT THE ASSIGNOR IS NOT MAKING ANY REPRESENTATION OR WARRANTY THAT THE ASSIGNMENT OF THE A/R REFERENCED HEREUNDER OR PURSUANT TO ANY OTHER INSTRUMENT CONTEMPLATED HEREBY IS VALID OR ENFORCEABLE. FURTHERMORE, THE ASSIGNEE IS AWARE THAT THE ENTITIES PARTY TO THE LOAN AGREEMENT ARE REGULATED BY THE MASSACHUSETTS CANNABIS CONTROL COMMISSION (THE “CCC”) AND ACKNOWLEDGES THAT ASSIGNOR IS NOT RESPONSIBLE FOR ANY ACTION OF THE CCC OR ANY OTHER GOVERNMENTAL AUTHORITY AFFECTING ASSIGNEE FROM ENFORCING THE RIGHTS GRANTED PURSUANT TO THE LOAN AGREEMENT.

6.2            Further Assurances. From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

6.3            Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested) or (iii) by email followed by overnight courier:

(a)	If to Assignor, to:

SH Finance Company, LLC

[***]

with a copy (which shall not constitute notice) to:

TILT Holdings Inc.

[***]

(b)	If to Assignee, to:

Teneo Funds SPVi LLC

[***]

with a copy (which shall not constitute notice) to:

Burns & Levinson LLP

[***]

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, (ii) on the third business day following the date on which so mailed and (iii) on the date on which emailed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

6.4            Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Assignor and Assignee. Any failure of the Assignor to comply with any term or provision of this Agreement may be waived by the Assignee, and any failure of the Assignee to comply with any term or provision of this Agreement may be waived by Assignor, at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

6.5            Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

6.6            Publicity. The parties hereto shall not issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other parties, except as may be required by law or may be required by Assignee to enforce any rights and remedies under the Loan Agreement or any other Financing Agreements. Assignor and its affiliates will file a press release in connection with the Closing, and will offer Assignee an opportunity to review and provide comments to such press release.

6.7            Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

6.8            Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. Except as contemplated herein, neither this Agreement, the Loan Agreement, nor any of the rights, interests or obligations hereunder or thereunder shall be assigned, directly or indirectly, by the Assignee without Assignor’s prior written connection; provided however, that Assignee shall be permitted to assign this Agreement and any of its rights, interest or obligations hereunder to a subsidiary or affiliate of Assignee without the consent of Assignor provided that after such assignment both Assignee and the subsidiary or affiliate to which the assignment is made are jointly and severally liable for all obligations to Assignor hereunder. Any such assignment by the Assignee in contravention of the foregoing shall be void and ineffectual and shall not bind or be recognized by the Assignor. The Assignor may assign this Agreement and any of its rights, interests or obligations hereunder without the consent of the Assignee.

6.9            No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

6.10          Fees and Expenses. Whether or not the transactions contemplated hereby are consummated pursuant hereto, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement, and the consummation of the transactions contemplated hereby.

6.11          Counterparts. This Agreement may be executed in counterparts, (and any counterpart may be executed by portable document format (pdf) or facsimile signature(s)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12          Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

6.13          Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall only be instituted in state court in Suffolk County, Commonwealth of Massachusetts, and each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

6.14          Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

6.15          WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.16          Attorneys’ Fees, Costs and Expenses. In any action or proceeding between the Assignor and the Assignee arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

6.17          Broker’s Commissions. No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the parties hereto or any of their respective officers, directors or agents with respect to the transactions contemplated by this Agreement. Assignor agrees to indemnify Assignee and hold it harmless from against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Assignor, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to persons engaged by Assignee. Assignee agrees to indemnify Assignor and hold it harmless from against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Assignee, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to persons engaged by Assignor.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASSIGNOR:

SH FINANCE COMPANY, LLC, a Delaware limited liability company, by its Sole Member, SEA HUNTER THERAPEUTICS, LLC, a Delaware limited liability company, by its Sole Member, JJ BLOCKER CO., a Delaware corporation

By:	/s/ Gary Santo
Name: Gary Santo
Title: President

ASSIGNEE:

TENEO FUNDS SPVI LLC

By: TENEO CAPITAL MANAGEMENT, LLC, its Manager

By:	/s/ Robert Leidy
Name: Robert Leidy
Title: Member

[Signature Page to Assignment Agreement]

EXHIBIT A

Certificate of Manager of Assignor

[***]

EXHIBIT B

UCC-3 Financing Statement Amendment

EXHIBIT C

Good-Bye Letter

February 22, 2021

Via Hand Delivery (In accordance with Sections 12.3 and 12.5 of the Loan Agreement)

Ermont, Inc.

216 Ricciuti Drive

Quincy, MA 02169

Attn: John Gates

Re:     Loan and Security Agreement by and between SH Finance Company, LLC (“Lender”) and Ermont, Inc., a Massachusetts nonprofit corporation (“Ermont”) dated June 1, 2018 (the “Loan Agreement”)

Dear Ermont:

Reference is made to the above-referenced Loan Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement. Please be advised that effective as of February 22, 2021, the Loan Agreement, all other Financing Agreements, and all of Lender’s right to receive payment of the Obligations and all of Lender’s other rights, title and interest under the Loan Agreement and the other Financing Agreements will be assigned and transferred to:

Teneo Funds SPVi LLC
[***]

Effective as of February 22, 2021, please direct all correspondence, payments and other matters to the above contact. This transfer does not affect any term or condition of the Loan Agreement or the other Financing Agreements, other than the terms directly related to the name and contact information of the Lender.

SH FINANCE COMPANY, LLC, a Delaware limited liability company, by its Sole Member, SEA HUNTER THERAPEUTICS, LLC, a Delaware limited liability company, by its Sole Member, JJ BLOCKER CO., a Delaware corporation

By:

EXHIBIT D

Assignee’s Manager’s Certificate

[***]

ANNEX 1

Loan Balance

The amount of principal balance of the Loans, and outstanding accrued but unpaid interest thereon is as follows:

Principal:	$13,139,799.94
Interest:	$7,937,748.60

ANNEX II

Material Financing Agreements

1.	Loan and Security Agreement by and between Assignor and Ermont, Inc., dated June 1, 2018.

2.	Uniform Commercial Code Financing Statement - No. 201847164580 filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts